     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 6, 2001
                                                    REGISTRATION NO. 333-_____
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------


                       STEWART & STEVENSON SERVICES, INC.
             (Exact name of registrant as specified in its charter)

          TEXAS                                              74-1051605
(State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                      Identification Number)

                              2707 NORTH LOOP WEST
                              HOUSTON, TEXAS 77008
          (Address of principal executive offices, including zip code)


                             ----------------------


                               STEWART & STEVENSON
                             ELECTIVE DEFERRAL PLAN;
                            (Full title of the plan)

                                  CARL B. KING
                                 P. O. BOX 1637
                            HOUSTON, TEXAS 77251-1637
                     (Name and address of agent for service)

                                 (713) 868-7700
          (Telephone number, including area code, of agent for service)

                                   COPIES TO:

                              William E. Joor, III
                             Vinson & Elkins L.L.P.
                         1001 Fannin Street, Suite 2300
                              Houston, Texas 77002
                                 (713) 758-2222

                                    CALCULATION OF REGISTRATION FEE
======================================================================================================
                                                                        PROPOSED
                                                    PROPOSED            MAXIMUM
                                                    MAXIMUM            AGGREGATE       AMOUNT OF
    TITLE OF SECURITIES          AMOUNT TO BE     OFFERING PRICE       OFFERING      REGISTRATION
    TO BE REGISTERED (1)        REGISTERED (2)      PER SHARE          PRICE (2)         FEE
------------------------------------------------------------------------------------------------------
Deferred Compensation
Obligations..................     $10,000,000          100%            $10,000,000       $2,500
======================================================================================================

(1) The Deferred Compensation Obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of the Stewart & Stevenson Elective Deferral Plan.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the amount of the registration fee.

================================================================================

                                     PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

      Information required by Part I, Item 1 to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the explanatory note to Part I of Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

      Information required by Part I, Item 2 to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the explanatory note to Part I of Form S-8.

                                     PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents, which we have filed with the Securities and Exchange Commission, are incorporated by reference in this registration statement:

      (a) Our annual report on Form 10-K for the fiscal year ended January 31, 2001 filed on April 25, 2001.

      (b)   Our current report on Form 8-K filed on May 24, 2001.

      (c)   Our current report on Form 8-K filed May 9, 2001.

      (d)   Our Definitive Proxy Statement filed on April 30, 2001.

      (e)   Our amended current report on Form 8-K filed on April 12, 2001.

      (f)   Our current report on Form 8-K filed on April 20, 2001.

      (g)   Our current report on Form 8-K filed on March 22, 2001.

      (h)   Our current report on Form 8-K filed on March 14, 2001.

      (i)   Our current report on Form 8-K filed on February 1, 2001.

      (j) The description of our common stock, which is contained in our registration statement on Form 8-A filed on May 31, 1977 pursuant to
            Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All documents we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the effective date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that (1) indicates that all securities registered on this registration statement have been sold or (2) deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.     DESCRIPTION OF SECURITIES.

      The Deferred Compensation Obligations registered hereunder (the "Obligations") are our unsecured obligations to pay deferred compensation in the future in accordance with the terms of the Stewart & Stevenson Elective Deferral Plan (the "Plan"), which is filed as Exhibit 4.1 to this Registration Statement. Such exhibit sets forth a description of the Obligations and is incorporated herein by reference in its entirety in response to this Item 4, pursuant to Rule 411(b)(3) under the Securities Act of 1933.

      No participant under the Plan shall have any preferred claim to, or any beneficial ownership interest in, any assets which are subject to the Plan or to the trust that may be established pursuant to the Plan. All such assets are subject to the claims of our creditors until they are paid to the participants in accordance with the terms of the Plan.


ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The validity of the issuance of the Obligations registered hereby will be passed upon by Carl B. King, Senior Vice President, Secretary and General Counsel of the Company. Mr. King has the right to participate in the Obligations hereunder.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Article 2.02-1 of the Texas Business Corporation Act provides that:

      1) A corporation may indemnify any officer or director from and against any judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with a threatened, pending or completed action, suit, investigation or other proceeding to which he is, was or is threatened to be a party; provided that it is determined by the Board of Directors, a committee thereof, special legal counsel or a majority of the stockholders that such officer or director: (a) acted in good faith; (b) reasonably believed that his conduct was in the best interest of the corporation or was, in some circumstances, at least not opposed to the corporation's interest and (c) in a criminal case, had no reasonable cause to believe his conduct was unlawful. Such indemnity is limited to the reasonable expenses actually incurred in matters as to which the officer or director is found liable to the corporation or is found liable on the basis that a personal benefit was improperly received by him. No indemnification is permitted with respect to any proceeding in which the officer or director is found liable for willful or intentional misconduct in the performance of his duty to the corporation.

      2) A corporation shall indemnify a director against reasonable expenses incurred by him in connection with a threatened, pending or completed action, suit, investigation or other proceeding to which he is, was or was threatened to be a party if he has been wholly successful in its defense.

      3) A corporation may advance an officer or director the reasonable costs of defending an action, suit, investigation or other proceeding in certain cases.

      4) A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

      The bylaws of the Company provide in relevant part:

      Section 6.9. Indemnification of Officers and Directors. The Corporation shall indemnify any person against any judgment, penalty, fine, settlement and reasonable expenses incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is or is threatened to be made a party because he is or was serving as an officer or director of the Corporation or at the request of the Corporation as an officer, director, partner, venturer, proprietor, trustee, employee, agent or other functionary of another entity and
(i) such person is wholly successful in the defense thereof, or (ii) it is determined in the manner required by law that such person conducted himself in good faith, reasonably believed that his conduct was in the best interest of the Corporation and had no reasonable cause to believe that his conduct was unlawful; PROVIDED, HOWEVER, that no person shall be indemnified with respect to any matter as to which such person is found liable to the Corporation. Any such indemnification shall be reported in writing to the stockholders of the Corporation on or before the notice or waiver of notice of the next stockholders' meeting and in any event within twelve (12) months of the indemnification. The right of indemnification under this Section 6.9 shall be in addition to any other rights to which such persons may be entitled.

      The Company has entered into indemnification agreements with each officer and director under which the Company has agreed to indemnify such persons to the fullest extent permitted by applicable laws and the bylaws of the Company. The Company has also purchased a directors and officers liability and corporation reimbursement policy in the amount of $30,000,000, which, subject to certain exceptions, protects the officers and directors of the Company against liabilities arising from any claim for breach of duty, neglect, error, misstatement, misleading statement, omission or other act attempted, committed or allegedly committed by reason of the director or officer acting in such capacity.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.     EXHIBITS.

      Unless otherwise indicated below as being incorporated by reference to another document that we have filed with the Commission, each of the following exhibits is filed herewith:

      4.1   Stewart & Stevenson Elective Deferral Plan

      5.1 Opinion of Carl B. King, Senior Vice President, Secretary and General Counsel of the Company.

      23.1  Consent of Arthur Andersen LLP

      23.2 Consent of Carl B. King, Senior Vice President, Secretary and General Counsel of the Company.

      24.1 Powers of Attorney (included on the signature page to this registration statement)

ITEM 9.     UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

         (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (1)(a) and
(1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
   Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 6th day of June, 2001.


                                          STEWART & STEVENSON SERVICES, INC.


                                          By: /s/ Michael L. Grimes
                                             ---------------------------------
                                                Michael L. Grimes
                                                President and Chief Executive
                                                Officer


                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carl B. King, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this registration statement on Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that such attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 6th day of June, 2001.


               SIGNATURE                                  TITLE


        /s/ Michael L. Grimes             President, Chief Executive Officer
  -------------------------------------               and Director
          Michael L. Grimes                  (Principal Executive Officer)


  ------------------------------------
          C. Jim Stewart II                             Director


  ------------------------------------
          Darvin M. Winick                              Director

          /s/ Howard Wolf
  ------------------------------------
             Howard Wolf                                Director

       /s/ Donald E. Stevenson
  ------------------------------------
         Donald E. Stevenson                            Director

       /s/ Robert S. Sullivan
  ------------------------------------
         Robert S. Sullivan                             Director

       /s/ William R. Lummis
  ------------------------------------
          William R. Lummis                             Director

       /s/ Khleber V. Attwell
  ------------------------------------
         Khleber V. Attwell                             Director

       /s/ Charles R. Ofner
  ------------------------------------
          Charles R. Ofner                              Director


  ------------------------------------
          Monroe M. Luther                              Director


  ------------------------------------
             Max Lukens                                 Director


  ------------------------------------
         C. Jim Stewart III                             Director

                                INDEX TO EXHIBITS


      4.1   Stewart & Stevenson Elective Deferral Plan

      5.1 Opinion of Carl B. King, Senior Vice President, Secretary and General Counsel of the Company

      23.1  Consent of Arthur Andersen LLP

      23.2 Consent of Carl B. King, Senior Vice President, Secretary and General Counsel of the Company